EXHIBIT 10.10

         *CONFIDENTIAL PORTIONS OF THIS AGREEMENT HAVE BEEN OMITTED AND
                FILED SEPARATELY WITH THE COMMISSION PURSUANT TO
                      A REQUEST FOR CONFIDENTIAL TREATMENT*


             EXCLUSIVE PATENT AND KNOW HOW LICENSE OPTION AGREEMENT

This Exclusive Patent and Know How License Option Agreement (this "AGREEMENT"), effective as of December 28, 2005 (the "EFFECTIVE DATE"), is entered into by and between SAFETEK INTERNATIONAL, INC., a corporation organized under the laws of the State of Delaware, directly or through one of its subsidiaries (the
"COMPANY"),   and  MATRIX  PHARMA  INC.,  a  privately  held  Delaware   company
("MATRIX").

                                 R E C I T A L S

WHEREAS, Matrix has developed Thrombin Inhibitor compounds with potential therapeutic value ("COMPOUNDS"); and

WHEREAS, Matrix has commenced the R&D Program (as defined below), it shall continue its conduct after the date hereof and fund it independently according to the terms set forth herein, and it anticipates with no guarantee of success that the oral bio availability of the Compound will be achieved and the First Milestone will be obtained by it prior to January 31, 2006; and

WHEREAS, Matrix confirms that it is the sole and exclusive owner or sublicensee of all rights to the Compounds; and

WHEREAS, Matrix desires to grant the Company an Option to obtain an exclusive license to the Compounds upon the terms and conditions hereinafter set forth; and

WHEREAS, the Company desires to obtain an Option for an exclusive license to the Compounds, upon the terms and conditions hereinafter set forth; and

WHEREAS, the Company desires to enter into research and development program for the development of License Products based on the Compounds after the exercise of the Option, subject to the terms set forth herein and in the R&D Agreement; and

WHEREAS, Matrix is willing to assist the Company with the development of the Licensed Product and to provide it with research and development services under the terms set forth herein and in the R&D Agreement.

NOW, THEREFORE, the parties hereby agree as follows:

1     DEFINITIONS

      1.1 "AFFILIATE" means any Person directly or indirectly controlling, controlled by, or under common control with such other Person.

      1.2   "BANKRUPTCY  EVENT" of a Person  means any event where such  Person:
            (i) shall become insolvent; (ii) shall apply for or consent to the appointment of any liquidator, receiver, trustee or administrator for all or a substantial part of its business, properties, assets or revenues; (iii) a liquidator, receiver, trustee or administrator shall be appointed for such Person; (iv) a bankruptcy, arrangement, readjustment of debt, dissolution, liquidation or similar executory or judicial proceeding shall be instituted against such Person; or
            (v) such Person shall call a creditors' meeting for the purpose of entering into an arrangement with them.

      1.3   "EXERCISE DATE" means March 31, 2006.

      1.4 "FIELD" means antithrombotics, including anticoagulants, antiplatelets and thrombolytics classes and specifically Thrombin inhibitors, for treatment of thrombosis and thromboembolic diseases.

      1.5 "GOVERNMENTAL AGENCY" means any local, regional, state, foreign or other governmental agency, instrumentality, commission, authority, board or body.

      1.6 "INTELLECTUAL PROPERTY RIGHTS" means any and all intellectual property rights, including without limitation patents, patent applications, any copyrights and registrations and applications for registration thereof, computer software, programs, data and documentation, technology, trade secrets and confidential business information, whether patentable or non-patentable and whether or not reduced to practice, know-how, designs, prototypes, laboratory protocols, enhancements, improvements, works-in-progress, research and development information, and other proprietary rights relating to any of the foregoing (including without limitation remedies against infringements thereof and rights of protection of an interest therein under the laws of all jurisdictions).

      1.7   "LICENSE" shall have the meaning set forth in Section 3.1 hereunder.

      1.8 "LICENSE TERM" shall mean the term of the License which shall commence upon the exercise of the Option and shall remain in effect until terminated in accordance with the provisions of this Agreement.

      1.9 "LICENSED PRODUCT" shall mean the Compounds, or any part thereof, and/or any new Intellectual Property Rights developed made, conceived or created (including through third party contractors) containing any inventions, innovations and other improvements, resulting from the Compounds or any part thereof and/or are deriving from and/or containing the Compounds and/or any part thereof.

      1.10 "LIEN" means any mortgage, pledge, security interest, encumbrance, lien right of third party or charge of any kind (including any conditional sale or other title retention agreement or lease in the nature thereof), any trust, any filing or agreement to grant, deposit or file a pledge or financing statement as debtor under applicable law, or any subordination arrangement in favor of another person.

      1.11 "MATRIX IP" means any proprietary technologies, know-how and Intellectual Property Rights of Matrix Ltd. required for the conduct of Matrix's obligations pursuant to the R&D Agreement and/or this Agreement, whether existing today or in the future, all subject to section 3.7 herein.

      1.12  "MATRIX LTD" means Matrix Advanced Solutions Limited.

      1.13 "NET RIGHTS INCOME" means any net income actually generated and received, directly or indirectly, by the Company and/or on its behalf in connection with the Licensed Products and/or Compounds, other than Net Sales, resulting from the grant of any rights to third parties which are Subsidiaries of the Company, directly or indirectly, in the Territory, with respect to any Licensed Product and/or Compounds or any part thereof (e.g., sale, transfer, license, sublicense, commercial rights, etc.)("RIGHTS"), less any Deductions (as defined in Section y1.14 hereunder) applicable to such income.

      1.14 "NET SALES" shall mean the revenue actually received by the Company or on its behalf, directly or indirectly, from sales of Licensed Product and/or Compounds or any part thereof in Territory, less the following deductions to the extent: (i) such amounts have been incurred by the Company in connection with such sales; (ii) have been included in the amounts invoiced; and (iii) thereafter actually allowed or taken, ("DEDUCTIONS"):

            1.14.1 Brokers' or agents' commissions actually allowed and taken;

            1.14.2 Trade, cash and/or quantity discounts allowed, if any;

            1.14.3 Actual  returns or rejections of Licensed  Products for which
                   Royalty was paid or payable hereunder;

            1.14.4 Value-added  taxes,  sales  taxes,  excise  taxes  and  other governmental charges based directly on sales, turnover or delivery of the Licensed Products actually paid or allowed;

            1.14.5 Duty; and

            1.14.6 Freight  charges paid for  delivery and other  transportation costs, including insurance charges, duties and tariffs.

      1.15 "NON COMPETE FIELD" means the field of Thrombin Inhibitors used to inactivate or sequester thrombin.

      1.16  "OPTION" shall have the meaning set forth in Section 2.1 hereunder.

      1.17 "PERSON" means an individual, corporation, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

      1.18 "QUALIFIED ENTITY" means established pharmaceutical corporation which is a production, marketing or research leader with an annual turnover exceeding US$20,000,000 or company valuation of at least US$100,000,000.

      1.19  "REPORTING  PERIOD" means each calendar  quarter  during the License
            Term.

      1.20 "R&D AGREEMENT" shall have the meaning set forth in Section 5.1 hereunder.

      1.21  "SCIENTIFIC  ARBITRATOR" shall have the meaning set forth in Section
            20.1 hereunder.

      1.22 "STEERING COMMITTEE" shall have the meaning set forth in Section 6 hereunder.

      1.23 "SUB-LICENSEE" shall mean any sub-licensee, whether direct or indirect, of the rights herein.

      1.24 "SUBSIDIARY" means, with respect to any Person, its wholly owned subsidiary.

      1.25  "TERRITORY" shall mean world-wide.

      1.26 the terms "MILESTONE", "FIRST MILESTONE", "SECOND MILESTONE", "THIRD MILESTONE", ""FOURTH MILESTONE", "FIFTH MILESTONE", "STAGE OF DEVELOPMENT", "FIRST STAGE OF DEVELOPMENT", "SECOND STAGE OF DEVELOPMENT", "THIRD STAGE OF DEVELOPMENT", and "FOURTH STAGE OF
            DEVELOPMENT", "FIFTH STAGE OF DEVELOPMENT" shall have the meaning ascribed to them in Exhibit 5.1.

2     THE OPTION

      2.1 The Company is hereby granted an option to obtain License (the "OPTION"). The Option will be exercisable by the Company by providing Matrix with written notice not later then the Exercise Date, such notice containing the Company's undertaking to initiate the R&D Program and fund the First Stage of Development and the Second Stage of Development pursuant to the R&D Program and pursuant to the terms of this Agreement (the "EXERCISE NOTICE"). Upon the receipt of the Exercise Notice and repayment of the costs as set forth in Section 2.3 by Matrix the Company shall be granted the License, automatically and without any further action.

      2.2 For the avoidance of doubt, the Company does not undertake to exercise the Option, and it shall be the Company's decision, in its sole discretion, whether to exercise the Option, including (without limitation of the generality of the aforesaid), as the result of the IP due diligence conducted by the Company. Notwithstanding any other provision of this Agreement, in the event that (i) the Company decides not to exercise the Option as a result of due diligence conducted, which reveals the likelihood of invalidation of, or infringement by, any of the patents listed in the IP Due Diligence report provided November 11th, 2005 ("MATERIAL ISSUE"), and (ii)
            Matrix did not disclose the Material Issue to the Company prior to the Closing Date (as defined hereunder), and (iii) the Company notifies Matrix of its decision not to exercise the Option within 45 days of the Closing Date, then US$ 30,000, constituting one half of the Advance, shall be returned to the Company within 90 days from the Company's notification of its decision not to exercise the Option due to the above circumstances.

      2.3 Upon the exercise of the Option, and subject to Section 3.2 of the R&D Agreement, the Company shall reimburse Matrix for the costs of its work as part of the First Stage of Development until such date (less the Advance of US$60,000) ("MATRIX INTERNAL R&D"). For the avoidance of doubt, upon the exercise of the Option and repayment to Matrix of costs of work pursuant to this Section, all Matrix Internal R&D shall be deemed to be conducted by Matrix for the Company under the R&D Agreement.

      2.4 If the Company fails to exercise the Option until the Exercise Date, all Matrix Internal R&D shall remain the sole and exclusive property of Matrix and the Agreement shall be regarded to as terminated according to Section y17.617.5.

      2.5 Matrix hereby undertakes, to provide the Company with any documentation and details, including, without limitation, financial reports, as shall be required by the Company in order to fully comply with any applicable reporting requirements of the SEC (as defined below) in timely manner, including, without limitation, the submission of financial statements of Matrix, and, to the extent required, the relevant financial reports of its parent company Matrix Ltd. and prepared in accordance with US GAAP (the "MATRIX DOCUMENTATION"), to be provided to the Company by February 15, 2006. All direct and indirect expenses with regards to such Matrix Documentation shall be equally divided between the parties up to US$30,000, provided that if it is determined that Matrix Documentation requested by the Company and prepared by Matrix was not in fact required by the Company in order to fully comply with any applicable reporting requirements of the SEC then the entire cost of preparation of such documentation shall be borne by the Company. Any expense over US$30,000 will be paid by Company and Matrix will be fully reimbursed for such sum. In addition, all documentation of NSCI Novel Science International GmbH ("NSCI") required by the Company pursuant shall be provided to the Company by NSCI, according to NSCI letter in the form attached hereto as
            EXHIBIT 2.5 (the "NSCI Letter"). To prevent any doubt, Matrix shall not be responsible for the performance of NSCI's undertakings and obligations hereunder.

3     THE LICENSE

      3.1 Subject to the exercise of the Option by the Company, Matrix hereby grants the Company, an exclusive (subject to Sections y3.2, y12.2 and 17.3 hereunder), irrevocable for the License Term, transferable (subject to the terms of Section y3.3 herein), royalty bearing license, for the License Term, to research, develop, perform, produce, make, have made, use, market, sell, lease, dispose, copy, modify, lease, distribute, display, bundle, sub-license, import, export and commercialize the Licensed Products and/or Compounds in the Territory, including, without limitation, through the grant of Right (the "LICENSE").

      3.2 Matrix agrees that, unless otherwise agreed between the Company and Matrix in advance and in writing, in order to establish the exclusivity of the License granted pursuant to Section y3.1 above and subject to Section y12.2 hereunder, for the License Term, Matrix shall not grant any other license, to research, develop, perform, produce, make, have made, use, market, sell, lease, dispose, copy, modify, lease, distribute, display, bundle, sub-license, import, export or commercialize: (a) the Compounds; and (b) in the Field, for a period of three (3) years from the Option Exercise Date, any other compounds owned or developed by Matrix prior to or during the License Term, and (c) in the Non-Compete Field, without limitation on period, , any other compounds owned or developed by Matrix prior to or during the License Term, all subject to the terms set forth herein.

            For the avoidance of doubt, the exclusivity granted hereunder shall not apply with respect to general know how of Matrix which is customary knowledge of Persons operating in the Field, or with respect to any patent underlying the Compounds in the case of expiry or invalidity of such patent.

      3.3 The Company may, grant sublicenses or other Rights to Licensed Products and/or Compounds to Affiliates or other Persons, in an arms length bona fide transaction ("SUB-LICENSE") provided that the Company shall incorporate terms and conditions into its Sub-License agreements sufficient to enable the Company to comply with this Agreement, and the Sub-Licensee must provide that the obligations of the Company under this Agreement shall be binding upon the Sub-Licensee as if it were a party to this Agreement. In the event that this Agreement is terminated while the Sub-Licensee is in compliance with its Sub-License, Matrix agrees to grant to such Sub-Licensee, at such Sub-Licensee's request, a direct license to the rights sublicensed under the Sub-License, on substantially the same terms and conditions of this Agreement, provided that Matrix may require adequate assurances protecting its rights and economic benefit.

      3.4 Matrix shall be responsible to have each and every Person that may materially participate in any future research activity of Matrix with regards to the Compounds, or that may be exposed to any material part of the technology or information underlying the License, execute a confidentiality and acknowledgement agreement in a form acceptable to Company, in which such person shall undertake to abide by the obligations stated in this Section 3, and the confidentiality obligations herein. At the request of the Company, Matrix shall provide the Company with a list of all Persons involved in such future research and shall provide the Company with copies of all undertakings signed by such Persons.

      3.5 Subject to Section hereafter, neither Matrix nor any of its shareholders, directors, officers, employees or other representatives or agents, nor any other Person involved in any future research by Matrix, shall have the right to publish any material, including but not limited to articles and papers, that incorporate information relating to the Compounds which can effect their patentability, unless Matrix has prepared and filed an appropriate patent applications to protect its rights in such information and the commercial interest of the Company;

      3.6 Neither Matrix nor any of its shareholders, directors, officers, employees or other representatives or agents, nor any other Person involved in any future research by Matrix, shall take any action or enter into any agreement after the date hereof relating to the Licensed Products and/or the Compounds during the License Term, which is inconsistent with the provisions hereof, (including, without limitation, making any disposition of the Compounds, including by way of transfer, option grant, mortgage, pledge or otherwise).

      3.7 Matrix hereby undertakes to exploit the Matrix IP, if required, in order to provide the services pursuant to the R&D Agreement. Matrix hereby undertakes that, for a period of three (3) years from the Effective Date, Matrix will be provided by Matrix Ltd. and by any of the subsidiaries and affiliates of Matrix Ltd. (together, the "RELATED PARTIES") with any services required in order to fully and professionally fulfill the obligations of Matrix hereunder and pursuant to the R&D agreement ("MATRIX IP SERVICES"). For the avoidance of doubt, and notwithstanding any other provisions of this Agreement or the R&D Agreement, Matrix IP Services shall be subject to any reasonable request of the Company, and provided at the cost price of such Matrix IP Services to the Related Parties, provided that if Matrix. ceases to be a wholly owned subsidiary of Matrix Ltd. and following such cessation the cost to Matrix of the services provided to Matrix by the Related Parties increases beyond the actual cost of such services to such Related Parties, then the parties hereto shall negotiate in good faith the possible increment in the cost of the Matrix IP Services provided by Matrix to the Company.

4     SUBLICENSE FEE AND PAYMENT TERMS

      From and after the exercise of the Option, and in consideration of the grant of rights hereunder, the Company undertakes to pay Matrix milestone payments and royalties as follows:

      4.1 Upon the completion of each Stage of Development, subject to Section y6.3.4, or upon continuing to the next Stage of Development, which shall automatically be regarded to as fulfillment of the previous milestone, the Company shall pay to Matrix the applicable milestone payments ("MILESTONE PAYMENTS") within 45 days of such completion, as follows:

            4.1.1 upon the  achievement of the First Milestone at the completion of the First Stage of Development - an amount of *;

            4.1.2 upon the achievement of the Second Milestone at the completion of the Second Stage of Development - an amount of *;

            4.1.3 upon the  achievement of the Third Milestone at the completion of the Third Stage of Development - an amount of *;

            4.1.4 upon the achievement of the Fourth Milestone at the completion of the Fourth Stage of Development - an amount of * ; and

            4.1.5 upon the  achievement of the Fifth Milestone at the completion of the Fifth Stage of Development - an amount of *;

----------
* Omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

      4.2 Each Milestone Payments shall be paid, at the Company's discretion, either by:

            4.2.1 cash  payment  in U.S.  dollars  payable  by  means  of a wire
                  transfer  to  a  bank  account   designated  by  Matrix;   or,
                  alternatively -

            4.2.2 by the  issuance of shares of Common  Stock  $0.0001 par value each of the Company of the type listed in the Over the Counter Bulletin Board or NASDAQ or any other exchange or other quotation system which requires timely filings with the SEC, to Matrix, in such amount to be determined by dividing the applicable Milestone Payment by the average closing sale price per share at which such shares (the "SHARES") were traded during the last 60 days prior to the issuance of such Shares, and subject to the following terms and conditions:

                  4.2.2.1 The Shares,  if and when issued and allotted,  will be duly authorized, validly issued, fully paid, non-assessable, and free of any preemptive rights, will be issued free and clear of any Liens or transfer limitations other than as provided under applicable securities laws and duly registered in the Company's stock ledger.

                  4.2.2.2 Matrix  represents to the Company that it  understands that the Shares it may receive hereunder are "restricted securities" under the United States securities laws since the Shares are being acquired from the Company in a transaction not involving a public offering, and that under such laws and applicable regulations the Shares may not be resold without registration under the Securities Act of 1933, as amended, or an exemption from registration. Matrix further understands and acknowledges that the Company has no obligation to file a registration statement under the Securities Act of 1933, as amended, for the Shares or to otherwise assist Matrix in complying with any exemption from registration. Matrix further represents that it is familiar with Rule 144 promulgated under the Securities Act of 1933, as amended, and understands the resale limitations imposed thereby and by the Securities Act of 1933, as amended.

                  4.2.2.3  Matrix  further  represents  and  warrants  that  the following representations and warranties are correct and complete as of the date of the Agreement, and will be correct and complete on the date that the Option is exercised:

                              (a) Matrix  will be  acquiring  the Shares for its
                        own account as principal, not as a nominee or agent, for investment purposes only, and not with a view to, or for, resale, distribution or fractionalization thereof in whole or in part and no other person has a direct or indirect beneficial interest in such Shares or any portion thereof. Further, Matrix does not have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participations to such person or to any third person, with respect to the Shares or any part thereof.

                              (b) Matrix is not  subscribing for the Shares as a
                        result of or subsequent to any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or presented at any seminar or meeting, or any solicitation of a subscription by person previously not known to Matrix.

                              (c) Matrix further  represents and warrants to and
                        agrees with the Company and its affiliates as follows:

                                        (i) Matrix  realizes  that the basis for
                                the   exemption   may   not   be   present   if,
                                notwithstanding such representations, the undersigned has in mind merely acquiring the Shares for a fixed or determinable period in the future, or for a market rise, or for sale if the market does not rise. The undersigned does not have any such intention;

                                        (ii)  Matrix  has  such   knowledge  and
                                experience in financial and business matters as to be capable of evaluating the merits and risks of the prospective investment in the Shares. Matrix also represents it has not been organized for the purpose of acquiring the Shares;

                                        (iii)   Matrix  has  been   provided  an
                                opportunity for a reasonable period of time prior to the date hereof to obtain information concerning the Company and all other information to the extent the Company possesses such information or can acquire it without unreasonable effort or expense;

                                        (iv) Matrix has  carefully  reviewed all
                                of the Company's filings under the Securities Exchange Act of 1934, as amended. Matrix further understands that the Company has not filed its Form 10-QSB which was due to be filed by November 14, 2005 and will be de-listed from the Over the Counter Bulletin Board.

                                        (v)   Matrix  is  not   relying  on  the
                                Company, or its affiliates or agents with respect to economic considerations involved in this investment. Matrix undersigned has relied solely on its own advisors;

                              (d) No  representations  or  warranties  have been
                        made to Matrix by the Company, or any officer, employee, agent, affiliate or subsidiary of the Company, other than the representations of the Company contained herein, and Matrix is not relying upon any representations other than those contained herein.

                              (e) Each certificate representing the Shares shall
                        be endorsed with the following legends, in addition to any other legend required to be placed thereon by applicable federal or state securities laws:

                        "THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), AND MAY NOT BE OFFERED, SOLD, PLEDGED, HYPOTHECATED, ASSIGNED OR TRANSFERRED EXCEPT (i) PURSUANT TO A REGISTRATION STATEMENT UNDER THE SECURITIES ACT WHICH HAS BECOME EFFECTIVE AND IS CURRENT WITH RESPECT TO THESE SECURITIES, OR (ii) PURSUANT TO A SPECIFIC EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT BUT ONLY UPON A HOLDER HEREOF FIRST HAVING OBTAINED THE WRITTEN OPINION OF COUNSEL TO THE CORPORATION, OR OTHER COUNSEL REASONABLY ACCEPTABLE TO THE CORPORATION, THAT THE PROPOSED DISPOSITION IS CONSISTENT WITH ALL APPLICABLE PROVISIONS OF THE SECURITIES ACT AS WELL AS ANY APPLICABLE "BLUE SKY" OR SIMILAR SECURITIES LAW."

                              (f) Matrix consents to the Company making a notation on its records or giving instructions to any transfer agent of the Company in order to implement the restrictions on transfer of the Shares set forth herein.

                              (g) Matrix  understands  that an investment in the
                        Shares is a speculative investment which involves a high degree of risk.

                              (h)  Matrix  is  aware  that no  federal  or state
                        agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the Shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company.

                              (i) Matrix understands that the price of the Shares offered hereby bear no relation to the assets, book value or net worth of the Company and were determined arbitrarily by the Company. The undersigned further understands that there is a substantial risk of further dilution on the Company's shares.


                  4.2.2.4  Notwithstanding  the  aforesaid,  after the date that
                        Matrix is issued Shares, if at any time the Company intends to file a registration statement under the US Securities Act of 1933, as amended, for its securities for its own account or for the account of a third party (other than a registration of securities issuable on Forms S-4, S-8 or any similar form available for the Company, or any successor form thereto pursuant to an employee share option, share purchase or similar benefit plan, or pursuant to a merger, exchange offer or a registration on any registration form which does not include substantially the same information as would be required to be included in a registration statement covering the resale of the Shares), it shall give a written notice to Matrix of such intention. Upon the written request of Matrix given within twenty (20) days after its receipt of any such notice, the Company shall use its reasonable efforts to include in such registration all of the then outstanding Shares which

                        Matrix holds and indicated its desire to register in such request, so as to permit the disposition of the shares so registered, subject to Matrix agreeing to sign any underwriting agreement in customary form to which the Company or it stockholders may be a party and agreeing to such lockup obligation and other obligations related to the registration that are applicable to all other shareholders who hold at least 2% of the issued and outstanding shares of the Company that participate in such registration.

                        Notwithstanding the aforesaid, in the event of an underwritten offering, if the managing underwriters advise  Matrix  in  writing  that in their  opinion  the
                        number of securities included in the registration requests exceeds the number that can be sold in such offering  without  adversely  affecting  the  ability to
                        effect an orderly distribution of the registered securities, the Company will be entitled to subordinate the registration of the Shares to the registration of securities by the Company for its own account. Additionally, and notwithstanding anything to the contrary in the first paragraph of this Section 4.2.2.4, if the Company is requested to register the Shares together with the registration of third parties' securities as part of the purchase from the Company of such securities by such third parties then the registration of the Shares may be subject by the Company to a special lock-up for a period of six months, regardless of whether or not such third parties' securities are subject to lock-up.

                        The  registration  rights  granted to Matrix  under this
                        Section 4.2.2.4 shall terminate with respect to any Shares upon the earlier of (i) the lapse of 5 years following the issuance by the Company of such Shares; and (ii) if and for so long as such Shares can be sold freely without registration under the Securities Act (such as under Rule 144 or any successor thereof). In the event of an underwritten offering, if the managing underwriters advise Matrix in writing that in their opinion the amount of securities proposed to be sold in such underwritten offering exceeds the amount that can be sold in such underwritten offering, then there shall be included in such underwritten offering the number of Shares which in the opinion of the managing underwriters can be sold. Without limiting the generality of the foregoing, in the event Matrix is at any time able to sell Shares under Rule 144(k) and thereafter is unable to do so due to its status as an affiliate of the Company, Matrix's rights under this section will be reinstated with respect to all of the Shares held by Matrix.

                  4.2.2.5 Matrix shall solely bear all tax consequences  arising from this Section 4.2.2, including the issuance of the Shares and their sale. Matrix will indemnify the Company against and hold it harmless from, any liability for such tax liability or interest or penalty thereon, including, without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax.

                  4.2.2.6 Upon  each and  every  issuance  of  Shares  to Matrix hereunder, the Company shall deliver to Matrix the following documents:

                        (i) A stock certificate representing the Shares issues to Matrix;

                        (ii) Opinion of the legal counsel for the Company in the form of EXHIBIT 4.2.2.6 hereto;

                        (iii) A good standing  certificate from the Secretary of
                              the State of Delaware dated as of the date of the issuance of such Shares.

                  4.2.2.7 Upon the  holding by Matrix of at least 20% of Company shares on a fully diluted basis, Matrix will be entitled, upon its sole discretion, to nominate a director to the Company's slate.

            4.2.3 If at any time after the  exercise of the Option the shares of common stock of the Company are not listed on the Over the Counter Bulletin Board, or any other exchange or other quotation system which requires timely filings with the SEC , the Company shall still be entitled to pay the next Milestone Payment which is due in Shares, provided that the fair value of said Shares shall be determined in accordance with the good faith decision of the Company's Board of Directors which value shall not be less than the lowest price per share paid for the Company stock in the then past twelve-month period. Subsequent to such Milestone Payment being made in Shares, the Company shall pay any future Milestone Payments only by cash until the shares of the Company become listed on the Over the Counter Bulletin Board, or any other exchange or other quotation system, which requires timely filings with the SEC, at which time the Milestone Payments can be made in Shares or cash, in the discretion of the Company.

      4.3 In addition to the Milestone Payments, Matrix will be entitled to receive during the License Term royalties of * of any and all Net Sales or any and all Net Rights Income (including such Net Sales or Net Rights Income which were intended to be received by the Company and were received by other Person in lieu of the Company according to the Company's instructions) (the "ROYALTIES"), subject to the following terms and conditions:

            4.3.1 Payment of Royalties shall continue during the License Term as long as the applicable Licensed Products and/or Compounds are covered by a valid patent. Notwithstanding the above, if it has been agreed with a third party that royalties or other payment with respect to certain Licensed Products and/or Compounds shall be paid even after the expiration of relevant patent(s) during the License Term ("POST PATENT PAYMENTS"), the Company shall continue paying Royalties to Matrix on Net Rights Income and/ or Net Sales during such time that the Company or anyone on its behalf receives such royalties or other payment from such third party. For the purpose of this Section, the term Post Patent Payment will regard to all such payments which were intended to be received by the Company and were received by other Person in lieu of the Company. For the voidance of doubt, in the event that lower royalties or payments are received after such expiration, the Royalties shall be reduced accordingly but shall remain, at all times including after such expiration, at a rate of * of the total Net Rights Income and/or Net Sales if and as reduced.


----------
* Omitted pursuant to a request for confidential treatment and filed separately with the Securities and Exchange Commission.

            4.3.2 All payments of Royalties should be in U.S.  dollars,  payable by means of a wire transfer to a bank account designated by Matrix. The Royalties shall become due and payable within 30 days of the end of each Reporting Period, and shall be calculated with respect to the preceding Reporting Period.

            4.3.3 In the event that any Licensed  Product  and/or  Compounds are sold in form of a combination product containing one or more products other than the Licensed Product and/or Compounds ("COMBINATION PRODUCT"), the amount of revenue to be included in the Net Sales hereunder for such Combination Product shall be calculated by multiplying the Net Sales of the Combination Product by the fraction A/(A+B), where A is the invoice price of the Licensed Product and/or Compounds if sold separately and B is the total invoice price of all the other products in the Combination Product ("OTHER Products"), if sold separately by the Company or anyone on its behalf. In the event that any Licensed Product, Compounds or such Other Product is not sold separately, than the parties hereto shall, in good faith, agree to the values applicable to A and B which reflect the prices of such Licensed Product, and/or Compounds and such Other Product, respectively, as if they were to be sold separately. The provisions of this Section shall also apply to any grant of Rights by the Company resulting with Net Rights Income of Combined Product, mutatis mutandis.

            4.3.4 Company  shall make all Royalty  payments to Matrix under this
                  Agreement according to its terms. If any payment made by Company under this Agreement is required by law to be subject to withholding tax, such withholding tax shall be borne by Matrix and shall be deducted from the payments by Company. Notwithstanding the above, Company shall not deduct withholding taxes from the payments if Matrix provides Company all the necessary documentation from the applicable tax authorities allowing it not to deduct withholding taxes.

      4.4 Matrix confirms that payment under the R&D Agreement, the Advance, the Milestone Payments and the Royalties shall be the full, complete and final consideration that Matrix is entitled to in connection with the License granted hereunder, and Matrix shall not be entitled to any additional fee, commission, royalty, securities, reimbursement of expenses or other payment.

5     THE RESEARCH & DEVELOPMENT PROGRAM

      5.1 By the Closing Date, the Steering Committee shall define a detailed research and development program for the development of Compounds and the development of License Products by the Company based on the Compounds (the "R&D PROGRAM"). The main Stages of Development, the estimated duration for each Stage of Development, the estimated time period from the conclusion of each Stage of Development until the commencement of the next Stage of Development (the "PERIODS BETWEEN STAGES") and the Milestone to be achieved upon the compilation of each Stage of Development of such R&D Program are detailed in
            EXHIBIT 5.1. Notwithstanding the provisions of Exhibit 5.1, it is hereby agreed that if upon the completion of any Period Between Stages the Company will be in substantial negotiations for the grant of Sub-License or other Rights to a Qualified Entity, and such Qualified Entity provided the Company with letter of intent or similar written document (whether binding or non-binding) with respect to such proposed transaction, then the applicable Period Between Stages will be extended by an additional six (6) month period.

      5.2 The estimated budget for each Stage of Development of the R&D Program, to the extent preformed (the "COSTS") is detailed in
            Exhibit 5.1 hereto (the "BUDGET").

      5.3 Matrix has commenced the R&D Program, it shall continue its conduct after the date hereof and fund it independently according to the terms herein and it anticipates with no guarantee of success that the oral bio availability of the Compound will be achieved and the First Milestone will be obtained by it prior to January 31, 2006. On the Closing Date the Company shall pay Matrix an advance in the amount of US$35,000, in addition to an amount of US$25,000 that has been advanced to Matrix by the Company on September 29, 2005, to partially fund the First Stage of Development (collectively, the "ADVANCE").

      5.4 Upon the exercise of the Option it shall be the Company's decision, in its sole discretion, whether to undertake the R&D Program or any part thereof, or whether to request Matrix to provide it with services pursuant to the R&D Agreement, provided however, that if the Company exercised the Option, it shall be obliged to: (i) conduct the First Stage of Development through Matrix; (ii) to fund the First Stage of Development; and (iii) if the First Milestone will be successfully achieved, to further fund the Second Stage of Development.

      5.5 The Company may conduct, according to reasonable industry standards in the Field, the R&D Program or any part therefrom, other than the First Stage of Development which will be conducted through the services of Matrix pursuant to the R&D Agreement, through the service of third parties or otherwise, at its premises or at the premises of any third party, at the Company's sole discretion. Matrix hereby undertakes to conduct all or any part of the R&D Program with regards to the Compounds, or any Stage of Development, all subject to reasonable request by the Company, pursuant to the terms of the R&D Agreement and subject to the agreed payment. It is hereby agreed that since Matrix holds certain unique know how, the performance of the First Stage of Development, if preformed by the Company, shall be solely through the services of Matrix under the R&D Agreement.

      5.6 For the avoidance of doubt, is it hereby clarified that the election of certain Compound(s) as subject of the R&D Program will be the Company's decision, at its sole discretion, after consultation with Matrix and after reviewing the advice of the Steering Committee in this matter and subject to Section 9 hereafter. In addition, and based on the results of the R&D Program, the Company may request that Matrix shall use and exploit the Matrix IP, according to the Matrix IP Services and subject to section 3.7 above, in order to improve certain Compound or develop new Compounds.

      5.7 In the event that the R&D Program will indicate that certain Compound may have potential therapeutic value in field other than the Field (the "OTHER FIELD"), the Company may initiate research and development program for the exploitation of the therapeutic value of such Compound in such Other Field. In such case, it is hereby agreed that Matrix will grant the Company a transferable, royalty bearing, exclusive license (subject to other licenses Matrix has provided to third parties in the Other Field) to use such Compound, in the Territory in the Other Field, and the parties will negotiate in good faith the terms of the research and development program and the terms of the license for such Compound in the Other Field. Any disagreement on any of the above terms shall be brought before, an industrial expert, the identity of which shall be agreed by the parties prior to the exercise of the Option, who shall solve the deadlock to the best interest of both parties, and whose resolution shall be final. The terms of Section 20 hereunder shall apply to such arbitration, mutatis mutandis. Company shall provide Matrix with general details of such exploitation in the Other Field which do not harm the rights of third parties and its rights with regards to such activities.

      5.8 The parties will work together to establish an advisory board for the R&D Program in addition to the Steering Committee, with members who are reputable experts in the Field.

6     STEERING COMMITTEE

      6.1 Immediately following the Closing Date, the parties shall establish a two-member committee (the "STEERING COMMITTEE"), each member of which shall have a professional scientific background in the Field. One member shall serve on behalf of the Company and one member shall serve on behalf of Matrix.

      6.2 The initial members of the Steering Committee shall be Prof. David Varon on behalf of the Company, and Dr. Marcel Thurk, on behalf of Matrix.

      6.3   The Steering Committee shall have the following responsibilities:

            6.3.1 to define a detailed R&D Program and Budget and, to the extent required, amend or otherwise revise their terms;

            6.3.2 to supervise and oversee the  performance  of the R&D Program, including, without limitation, receiving and discussing the reports presented to the Steering Committee in accordance with the R&D Agreement or such other reports as shall be prepared by the Company and Matrix at the request of the Steering Committee;

            6.3.3 to determine  that certain Stage of  Development,  or any part thereof, should be extended, including, without limitations, if unexpected scientific difficulties or delays occurred, if third party contactor fail to perform its obligations in timely manner or if the actual costs of such Stage of Development exceed the estimated costs as detailed in the Budget attached on the date hereof, all through no fault of the Company.

            6.3.4 to determine  whether a Milestone  was  successfully  attained upon dispute between the parties in this matter;

            6.3.5 to advise whether certain  Compound has potential  therapeutic value in the Field;

            6.3.6 if a certain  Milestone  was not  achieved  according  to this
                  Agreement and the R&D Program, the Steering Committee shall be entitled to determine that, notwithstanding such failure, the R&D shall continue for an additional 9 months.

            6.3.7 to advise whether certain  Compound has potential  therapeutic value in fields other than the Field;

            6.3.8 to advise whether Matrix should use and exploit the Matrix IP, through the R&D Agreement in order to improve certain Compound or develop new Compound, based on the results of the R&D Program;

            6.3.9 Any other  responsibility  mutually agreed between the Company and Matrix.

      6.4 For the purpose of carrying out its responsibilities, the Steering Committee may at any reasonable time consult with the management and scientists of each Party who are involved in the R&D Program. Each Party undertakes to offer all reasonable assistance to the members of the Steering Committee that may be required for the Steering Committee to fulfill its responsibilities hereunder.

      6.5 All decisions of the Steering Committee must be adopted by unanimous consent of all the members thereof. In the event of a deadlock with regard to a scientific matter only, which is subject to the authority of the Steering Committee, this matter shall be brought before a Scientific Arbitrator, who shall arbitrate the matter, as provided in Section 20 hereof, and whose resolution shall be final.

      6.6 The Steering Committee shall meet within 15 days from the Closing Date, and thereafter from time to time as required, but at least every four (4) months during the License Term, at a location to be agreed upon in light of the substance of discussions, unless a different location shall be agreed upon by the members of the Steering Committee. Either member of the Steering Committee may convene a meeting by giving notice to the other member at least 10 business days in advance and each member shall use his/her best efforts to attend all meetings.

      6.7 Within seven business days following each Steering Committee meeting, the Steering Committee shall prepare a written summary of such meeting which shall be provided to both parties. Such summary shall include, at a minimum: (a) a list of all decisions made by the Steering Committee; and (b) a report regarding the progress of the R&D Program.

      6.8 The CEO (or the designee of the CEO) and patent attorneys of each Party shall be entitled to participate in any and all Steering Committee meetings.

      6.9 The expenses of each member of the Steering Committee shall be born by the Party who designated such member to the Steering Committee.

7     REPRESENTATIONS OF MATRIX

      Matrix represents and warrants to the Company that on the date hereof and as of Closing:

      7.1 Corporate Existence and Power. Matrix is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      7.2 Authorization; Execution and Delivery; No Violation. The execution, delivery and performance of this Agreement and each of the ancillary agreements and all the other agreements, documents and instruments to be executed and delivered by Matrix pursuant hereto or entered into in connection with the transactions contemplated hereby (the "ANCILLARY AGREEMENTS") have been duly and validly authorized by all necessary corporate action on the part of Matrix. This Agreement and each of the Ancillary Agreements have been duly executed and delivered by Matrix, constitute the valid and binding obligations of Matrix, and are enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements by Matrix do not and will not violate, conflict with, result in a breach of or constitute a default under or result in the creation of any lien under (a) the Certificate of Incorporation, Bylaws or Articles of Association, as applicable, of Matrix, as amended to date, (b) any agreement, contract, license, instrument, lease or other obligation to which Matrix is a party or by which it is bound, (c) to the best of its knowledge and following its due inquiry, any judgment, order, decree, ruling or injunction or (d) to the best of its knowledge and following its due inquiry, any statute, law, regulation or rule of any Governmental Agency applicable to Matrix or by which any of its properties or assets or business may be bound.

      7.3 Consents and Approvals. To the best of its knowledge and following its due inquiry, no registration or filings with, notices to, or consent, approval, permit, authorization or action of, any third party (including any Governmental Agency or other Person) is required in connection with the execution and delivery by Matrix of this Agreement, the Ancillary Agreements or any other agreement, document and instrument to be executed and delivered by Matrix pursuant hereto or in connection with the consummation of the transactions contemplated hereby or thereby.

      7.4 Taxes. There are no unpaid taxes, assessments or public charges of any type or nature whatsoever, due or payable to any federal, state or local Governmental Agency (including, without limitation, any income, social security, unemployment insurance, worker's compensation premiums, withholding, sales, use, excise, franchise and other taxes and charges, any deposits required to be made with respect thereto, and all penalties and interest charges thereon) which are or could become a Lien or charge against or otherwise affect any of the Compounds or any interest therewith.

      7.5 Litigation. To the best of its knowledge and following its due inquiry, there are no actions, suits, proceedings, citations of any Governmental Agency, claims or investigations instituted and pending, or to the best knowledge of Matrix and following its due inquiry, threatened against or affecting Matrix or any of its Affiliates and involving, directly or indirectly, the Compounds. There is no unsatisfied judgment against Matrix which is or could become a Lien upon or affect the Compounds. Following its due inquiry, Matrix has no knowledge of any litigation presently pending in a court or other proceeding or governmental action (including those of any taxing authorities) nor has Matrix received any service of process for any complaint, temporary restraining order or preliminary or permanent injunction or other notice whatsoever with respect thereto, that could prohibit or interfere with the licensing by Matrix to the Company of the Compounds.

      7.6 Financial Statements; Books and Records. Matrix has furnished the Company with its (i) internal and unaudited consolidated financial statements as of March 31, 2005, June 30, 2005 and as of the date hereof duly executed by Matrix; (ii) audited consolidated financial statements as of and for the year ended October 31, 2004
            (collectively, the "FINANCIAL STATEMENTS") and such Financial Statements as were delivered to the Company on the date hereof.

      7.7 Absence of Certain Changes. Since June 30, 2005, Matrix has conducted its business only in the ordinary and usual course as customary for a company in its position, and (i) there has not occurred any events or changes concerning Matrix (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or reasonably likely to have, individually or in the aggregate, a material adverse effect on Company's rights under this Agreement, and (ii) to the actual knowledge of Matrix and following its due inquiry, there has not occurred any external event or change that is reasonably likely to have a material adverse effect on Company's rights under this Agreement.

      7.8 Absence of Undisclosed Liabilities. Except as shown on the Financial Statements, to the best of its knowledge and following its due inquiry Matrix has no liabilities, claims, or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due.

      7.9   Patent Rights

            7.9.1 the  Compounds  owned or  licensed  by  Matrix  are  listed in
                  EXHIBIT 7.9.1.

            7.9.2 to the best of its  knowledge  and  following its due inquiry, other than basic technologies that are available for "off the shelf" licensing at customary rates, Matrix is and will remain (subject to transfer or assignment pursuant to Section 13) the true, lawful, and sole and exclusive owner or licensee of all of the Matrix IP and Compounds, subject to the terms set forth herein, and has and will have (subject to transfer or assignment pursuant to Section 13) valid and marketable exclusive title to all of the Compounds, free and clear of all Liens; and Matrix has the absolute and unconditional right, power, authority and capacity to license the Compounds to the Company free and clear of all Liens. To the best of its knowledge and following its due inquiry, the Compounds are licensed to the Company free and clear of all Liens. To the best of its knowledge and following its due inquiry, Matrix is and will remain (subject to transfer or assignment pursuant to
                  Section 13) the true, lawful, and holder of all Intellectual Property Rights required in order to conduct its business and fulfill its obligation hereunder. All of Matrix Ltd.'s Intellectual Property Rights in the Field or to be used in the Field were licensed or otherwise transferred to Matrix.

            7.9.3 to the best of its  knowledge  and  following its due inquiry, the Compounds and the Matrix IP do not infringe, violate or conflict with any patent, copyright, trade secret or other intellectual property of another Person.

            7.9.4 to the best of its knowledge and following its due inquiry, no claims with respect to the Compounds have been asserted or, to the knowledge of Matrix and following its due inquiry, are threatened by any Person, including without limitation, (i) to the effect that the design, development, manufacture, sale, licensing or use of the Compounds or any Licensed Product as now used, sold or licensed or proposed for use, sale or license by the Company infringes any copyright, patent, trade secret or other intellectual property right of any third party, (ii) challenging the ownership, validity or effectiveness of any of the Compounds, or (iii) that any Person other than Matrix has any ownership or economic interest in any of the Compounds.

            7.9.5 to the best of its  knowledge  and  following its due inquiry, there is no outstanding order, judgment, decree or stipulation binding on Matrix, and Matrix is not a party to or bound by any agreement, restricting the transfer or sale of any of the Compounds or any use of any Compounds by the Company after the date hereof.

            7.9.6 to the best of its  knowledge  and  following its due inquiry, there is no unauthorized use, infringement or misappropriation regarding any Compounds by any third party, including any employee, former employee, consultant, distributor or customer of Matrix.

            7.9.7 Other then as detailed in section  y7.9.1 above,  there are no outstanding options, licenses, or agreements of any kind relating to Matrix's compounds in the Field nor is Matrix bound by or a party to any options, licenses or agreements of any kind with respect to any of the Compounds, including, without limitation, any arrangements which impose, or may impose in the future, any obligations on Matrix with regards to the Compounds or any other compounds in the Field. Matrix has not granted to or assigned to any other Person any right to manufacture, have manufactured, assemble or sell Licensed Products. To the best of its knowledge and following its due inquiry, Matrix is not obligated, under contract or by law, to pay any compensation to any third party in respect of the use, transfer or sale of any portion of the Compounds or any other of its compounds in the Field.

            7.9.8 To the best of its  knowledge  and  following its due inquiry, none of the former or present shareholders, employees, consultants, officers or directors of Matrix or any distributor, reseller, customer or vendors of Matrix owns, directly or indirectly, or has any other right or interest in, or claim to, in whole or in part, any of the Compounds. Each current and former employee of or consultant to Matrix has signed a proprietary information and inventions assignment agreement protecting Matrix's rights in the Compounds.

            7.9.9 To the best of its knowledge and following its due inquiry, at no time during the conception of or reduction of any of the Compounds to practice was any developer, inventor or other contributor to the Compounds operating under any grants from any Governmental Agency, performing research sponsored by any Governmental Agency or private source or other obligation with any third party that in each case could adversely affect Matrix's rights in the Compounds or the Matrix IP.

            7.9.10 Matrix has taken reasonable  security measures to protect the confidentiality and value of all the Compounds, which measures are reasonable and customary in the industry in which Matrix operates.

      7.10 Compliance with Laws. To the best of its knowledge and following its due inquiry, Matrix has all requisite licenses, permits and certificates from federal, state and local authorities necessary to own, use and sell the Compounds. Matrix is not in violation of, and, to the knowledge of Matrix and following its due inquiry, is not under investigation with respect to, and has not been threatened to be charged with or given notice of any violation of, any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to environmental laws, building, zoning, land use or similar matters) and with regards to any liabilities, claims, or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due.

      7.11 Finder. Neither Matrix nor any one on its behalf has retained the services of any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement and no such investment banker, broker or finder is entitled to any compensation as a result of the transaction contemplated hereunder.

      7.12 Disclosure. To the best of its knowledge and following its due inquiry, neither this Agreement nor any other agreement, document, certificate or written or oral statement furnished to the Company or its counsel by or on behalf of Matrix in connection with the transactions contemplated hereby contains any untrue statement of a material fact. To the best of its knowledge and following its due inquiry, there is no fact within the knowledge of Matrix or any of its executive officers which has not been disclosed herein or in writing by them to the Company and which could reasonably be expected to have a materially adverse effect on the Company's rights under the Agreement, or in the future in their reasonable opinion may, insofar as they can now reasonably foresee, have a materially adverse effect on the Company's rights under the Agreement, the Licensed Products or the Compounds.

8     REPRESENTATIONS OF COMPANY

      Company represents and warrants to Matrix that on the date hereof and as of Closing:

      8.1 Corporate Existence and Power. Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware, and has all corporate powers and all material governmental licenses, authorizations, consents and approvals required to carry on its business as now conducted.

      8.2 Authorization; Execution and Delivery; No Violation. The execution, delivery and performance of this Agreement and each of the ancillary agreements and all the other agreements, documents and instruments to be executed and delivered by Company pursuant hereto or entered into in connection with the transactions contemplated hereby (the "COMPANY ANCILLARY AGREEMENTS") have been duly and validly authorized by all necessary corporate action on the part of the Company. This Agreement and each of the Company Ancillary Agreements have been duly executed and delivered by Company, constitute the valid and binding obligations of Company, and are enforceable in accordance with their respective terms. The execution, delivery and performance of this Agreement and each of the Ancillary Agreements by the Company do not and will not violate, conflict with, result in a breach of or constitute a default under or result in the creation of any lien under (a) the Certificate of Incorporation, Bylaws or Articles of Association, as applicable, of the Company, as amended to date, (b) any agreement, contract, license, instrument, lease or other obligation to which Company is a party or by which it is bound, (c) to the best of its knowledge and following its due inquiry any judgment, order, decree, ruling or injunction or (d) to the best of its knowledge and following its due inquiry any statute, law, regulation or rule of any Governmental Agency applicable to Company or by which any of its properties or assets or business may be bound.

      8.3 Consents and Approvals. To its best knowledge and following its due inquiry, except for an 8-K which must be filed providing substantial disclosure about this Agreement and Matrix's business, no registration or filings with, notices to, or consent, approval, permit, authorization or action of, any third party (including any Governmental Agency or other Person) is required in connection with the execution and delivery by Company of this Agreement, the Company Ancillary Agreements or any other agreement, document and instrument to be executed and delivered by Company pursuant hereto or in connection with the consummation of the transactions contemplated hereby or thereby.

      8.4 SEC Filings. The Company has timely filed all required forms, reports and documents with the United States Securities and Exchange Commission (the "SEC"), each of which has complied in all material respects with all applicable requirements of the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended (collectively, the "SECURITIES ACTS") and the rules and regulations promulgated thereunder, each as in effect on the dates such forms, reports, and documents were filed. The Company has made available to Matrix accurate and complete copies (excluding copies of exhibits) of each report, registration statement and definitive proxy statement filed by the Company with the SEC until the date of this Agreement (the "COMPANY SEC DOCUMENTS"). As of the time it was filed with the SEC (or, if amended or superseded by a filing prior to the date of this Agreement, then on the date of such filing): (i) each of the Company SEC Documents, including, any financial statements or schedules included or incorporated by reference therein, complied in all material respects with the applicable requirements of the Securities Acts; and (ii) none of the Company SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

      8.5 Financial Statements. The audited and unaudited financial statements contained in the Company SEC Documents: (i) complied as to form in all material respects with the published rules and regulations of the SEC applicable thereto; (ii) were prepared in accordance with US GAAP applied on a consistent basis throughout the periods covered; and (iii) fully present the financial position of the Company as of the respective dates thereof and the results of operations of the Company for the periods covered thereby, according to the US GAAP and the information contained in the SEC Documents is or was accurate and complete as of the date given. Except as and to the extent disclosed in the Company SEC Documents, there has not been any event, occurrence or development which does or could reasonably be expected to have, individually or in the aggregate, a material adverse effect on the Company. No stop order asserting that any of the transactions contemplated by this Agreement are subject to the registration requirements of the Securities Act of 1933, as amended has been issued by the SEC. Neither the Agreement nor the Company SEC Documents, taken as a whole, contain any untrue statement of material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading.

      8.6 Litigation. Other then as detailed in the Company SEC Documents, to the best of its knowledge and following its due inquiry there are no
            (i) actions, suits, proceedings, citations of any Governmental Agency, claims or investigations instituted and pending, or to the best knowledge of Company, threatened against or affecting Company or any of its Affiliates including those involving, directly or indirectly, the Shares; or (ii) unsatisfied judgment against Company which is or could become a Lien upon or affect the Shares and/or the Company. Other then as detailed in the Company SEC Documents, Company has no knowledge of any litigation presently pending in a court or other proceeding or governmental action (including those of any taxing authorities) nor has Company received any service of process for any complaint, temporary restraining order or preliminary or permanent injunction or other notice whatsoever with respect thereto, that could prohibit or interfere with this agreement and/or the R&D Agreement.

      8.7 Compliance with Laws. To the best of its knowledge and following its due inquiry Company has all requisite licenses, permits and certificates from federal, state and local authorities necessary to enter into this Agreement and to allocate Shares. Company is not in violation of, and, to the knowledge of Company following its due inquiry, is not under investigation with respect to, and has not been threatened to be charged with or given notice of any violation of, any law, regulation or ordinance (including, without limitation, laws, regulations or ordinances relating to environmental laws, building, zoning, land use or similar matters) and with regards to any liabilities, claims, or obligations of any nature, whether accrued, absolute, contingent, anticipated, or otherwise, whether due or to become due.

      8.8 Absence of Certain Changes. Since June 30, 2005, Company has conducted its business only in the ordinary and usual course as customary for a company in its position, and (i) other then as detailed in the Company SEC Documents, there has not occurred any events or changes concerning Company (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or reasonably likely to have, individually or in the aggregate, a material adverse effect on Matrix, and (ii) to the actual knowledge of Company and following its due inquiry, there has not occurred any external event or change that is reasonably likely to have a material adverse effect on Matrix's rights under this Agreement and/or the R&D Agreement.

      8.9 Finder. Neither Company nor any one on its behalf has retained the services of any investment banker, broker, or finder in connection with the transactions contemplated by this Agreement and no such investment banker, broker or finder is entitled to any compensation as a result of the transaction contemplated hereunder.

      8.10 Disclosure. To the best of its knowledge and following its due inquiry neither this Agreement nor any other agreement, document, certificate or written or oral statement furnished to Matrix or its counsel by or on behalf of Company in connection with the transactions contemplated hereby contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained herein or therein not misleading. To the best of its knowledge and following its due inquiry there is no fact within the knowledge of Company or any of its executive officers which has not been disclosed herein or in writing by them to Matrix and which has a materially adverse effect, or in the future in their reasonable opinion may, insofar as they can now foresee, have a materially adverse effect on Matrix, the rights set forth in this Agreement and the R&D Agreement, and/or the Shares.

9     PATENT REGISTRATION AND PROSECUTION

      9.1 Matrix shall be responsible, upon its sole discretion and at its own expense, to apply for, seek prompt issuance of, and maintain the Intellectual Property Rights for the Compounds during the term of this Agreement, but the Company shall be given sufficient opportunity to reasonably advise Matrix on the patent prosecution and other prosecution related decisions regarding Intellectual Property Rights related to the Compounds. The Company shall be provided with written notification of not less than 60 days prior to any patent or other Intellectual Property Rights prosecution relating to Compounds. Matrix shall use its reasonable efforts to obtain broad and strong patent and other Intellectual Property Rights protection in the best interest of Matrix and the Company with regards to the Compounds. Matrix undertakes to bear all costs involved and/or to reimburse Matrix for all costs involved with regards to such patents relating to the Compounds.

      9.2   If  Matrix  elects  not to  initiate  new  patent  prosecution  of a particular application or other new Intellectual Property Rights prosecution regarding the Compounds, Matrix agrees to give the Company sufficient notice in writing of its decision so that the Company may elect, at its sole discretion and without requiring the consent of Matrix or any of its shareholders, directors, officers, employees or other representatives or agents, to file such patent application or other Intellectual Property Rights prosecution regarding the Compounds under its name and exclusive ownership (the "TRANSFERRED IP"), and at its sole expense. In such event, such patents or other Intellectual Property Rights relating to the Compounds shall automatically be excluded from the License and the Company shall be entitled to Matrix's interests in such patent application or other Intellectual Property Rights prosecution regarding the Compounds, as applicable, Matrix shall thereafter have no further interest in same and Matrix shall - and shall cause all others (as aforesaid) on its behalf to - fully cooperate with the Company to effect such registrations and protections. Notwithstanding anything to the contrary, Matrix may, within 12 months, inform the Company that it undertakes to continue to prosecute and maintain the Transferred IP and repay the Company all the reasonable IP expenses incurred by the Company with respect to the Transferred IP, and in such case the Transferred IP shall return to the exclusive ownership of Matrix according to Section 9.1.

      9.3 If Company elects to discontinue patent prosecution or maintenance of such Transferred IP, Company agrees to give Matrix sufficient notice in writing of its decision (the "COMPANY NOTICE") so that Matrix may elect and without requiring the consent of the Company or any of its shareholders, directors, officers, employees or other representatives or agents, to continue prosecution or maintenance of such Transferred IP under its name and exclusive ownership, and at its sole expense. In such event, Matrix shall be entitled to Company's full and exclusive interests in such Transferred IP and the Company shall thereafter have no further interest in same and the Company shall - and shall cause all others (as aforesaid) on its behalf to - fully cooperate with Matrix to effect such registrations and protections. For the avoidance of doubt, such Transferred IP shall be subject to the License hereunder.

      9.4 If Matrix elects to discontinue patent prosecution or maintenance of a particular patent application, patent or other Intellectual Property Rights prosecution or protection regarding the Compounds (the "DISCONTINUED IP"), Matrix agrees to give the Company sufficient notice in writing of its decision (the "NOTICE"). In such event, the Company may decide, at its sole discretion, to inform Matrix that Matrix is obliged to continue patent prosecution or maintenance of such Discontinued IP, subject to the following terms and conditions:

            9.4.1 The  Company  shall  reimburse  Matrix for all its  reasonable expenses resulting from the patent prosecution or maintenance of such Discontinued IP (the "IP EXPENSES");

            9.4.2 The License  granted  hereunder  shall  continue to apply with respect to such Discontinued IP, but the Milestone Payments and the Royalties with respect to such Discontinued IP will be reduced by fifty percent (50%). Notwithstanding the above, Matrix may, within 12 months of the Notice, inform the Company that it undertakes to continue to prosecute and maintain the Discontinued IP and repay the Company all the reasonable IP expenses incurred by the Company with respect to the Discontinued IP. In such event, the reduced rate of Milestone Payments and the Royalties pursuant to this Section shall be cancelled, and shall return to be as generally agreed on in Section y3 and y4 of this Agreement.

10    INFRINGEMENT

      10.1 Each party agrees to provide written notice to the other party promptly after becoming aware of any infringement of the Compounds or Licensed Products.

      10.2 Company shall for the License Term, and upon its sole discretion, at Company's expense, act reasonably to prosecute any third party infringement of the Compounds that may effect Matrix's obligations hereunder, in the Territory. Prior to commencing any such action, and while conducting such action, Company shall reasonably consult with Matrix and shall not act against the reasonable views of Matrix regarding the advisability and conduct of the proposed action, if such views reasonably intends to protect the rights of Matrix under this Agreement from such infringement. Company shall not enter into any settlement, consent judgment, or other voluntary final disposition of any infringement action under this Section that has any direct or indirect effect on the rights of Matrix hereunder without the prior written consent of Matrix which shall not be unreasonably withheld. Should Company choose not to prosecute such infringement, Matrix may, upon its sole discretion, prosecute such infringement at its own expense, but in any event shall not be required to do so.

      10.3 Matrix agrees to cooperate in any action under this Section which is controlled by the Company, at Company sole expense.

11    INDEMNIFICATION

      11.1  The Company shall  indemnify,  defend,  and hold harmless Matrix and its shareholders, directors, officers, employees, and agents and their respective successors, heirs and assigns (the "INDEMNITEES"), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses) incurred by or imposed upon any of the Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) concerning any, rights, product, process, or service that is made, used, sold, imported, transferred, or performed by the Company, its Affiliates and Sub-Licensees pursuant, directly or indirectly, to any right or license granted under this Agreement and/or the R&D Agreement, except if such liability, damage, loss, or expense (including reasonable attorneys fees and expenses) is a result of a breach by Matrix or any of its shareholders, directors, officers, employees, and agents and their respective successors, heirs and assigns of this Agreement and/or the R&D Agreement.

      11.2 Matrix shall indemnify, defend, and hold harmless the Company and its shareholders, directors, officers, employees, and agents and their respective successors, heirs and assigns (the "COMPANY INDEMNITEES"), against any liability, damage, loss, or expense (including reasonable attorneys fees and expenses) incurred by or imposed upon any of the Company Indemnitees in connection with any claims, suits, actions, demands or judgments arising out of any theory of liability (including without limitation actions in the form of tort, warranty, or strict liability and regardless of whether such action has any factual basis) as a result of a breach by Matrix or any of its shareholders, directors, officers, employees, and agents and their respective successors, heirs and assigns of this Agreement and/or the R&D Agreement or of another action or omission of Matrix or any of its shareholders, directors, officers, employees, and agents and their respective successors, heirs and assigns with respect to the Compounds except if such liability, damage, loss, or expense (including reasonable attorneys fees and expenses) is a result of a breach by Company, Affiliates, Sublicensee or any of its shareholders, directors, officers, employees, and agents and their respective successors, heirs and assigns of this Agreement and/or the R&D Agreement.

      11.3 The Indemnitees or Company Indemnitees, as applicable, agree to provide the Company or Matrix, as applicable, with prompt written notice of any claim, suit, action, demand, or judgment for which indemnification is sought under this Agreement and/or the R&D Agreement. The Company or Matrix, as applicable, agrees, at its own expense, to provide attorneys reasonably acceptable to Matrix or the Company, as applicable, to defend against any such claim. The Indemnitees or Company Indemnitees, as applicable, shall cooperate fully with the Company or Matrix, as applicable, in such defense and will permit the Company or Matrix as applicable, to conduct and control such defense and the disposition of such claim, suit, or action (including all decisions relative to litigation, appeal, and settlement); provided, however, that any Indemnitee or Company Indemnitee, as applicable, shall have the right to retain its own counsel, at the expense of the Company or Matrix, as applicable, if representation of such Indemnitee or Company Indemnitee by the counsel retained by the Company or Matrix, as applicable, would be inappropriate because of actual or potential differences in the interests of such Indemnitee or Company Indemnitee and any other party represented by such counsel. The Company or Matrix, as applicable, agrees to keep Matrix or the Company, as applicable, informed of the progress in the defense and disposition of such claim and not to enter into any proposed settlement without their prior written approval.

12    FUTURE INTELLECTUAL PROPERTY RIGHTS; NEW PATENT APPLICATIONS

      12.1 Matrix shall submit to the Company on the last date of each Reporting Period (the "REPORTING DATES") a report detailing any new developments reached during the preceding Reporting Period under the R&D Program in the Field, with regards to the Compounds ("NEW DEVELOPMENTS"). At the request of the Company, Matrix shall provide the Company with such details regarding such New Developments to allow the Company to use and commercialize the same within the Field and the Territory, as if originally included within the definition of Compounds herein. The aforesaid does not in any way limit Matrix's ownership of or other rights to all right, title and interest in and to the New Developments and the rights to freely exploit, license and sell all Intellectual Property other than in the Non-Compete Field following the lapse of three years from the Exercise Date of the Option. In addition, the report submitted to the Company on each of the Reporting Date shall detail any new abilities Matrix acquired, since the prior Reporting Date, to research, develop, perform, or produce Compounds, in order to enable the Company to evaluate and determine the scope and nature of the work orders to be issued by it pursuant to the R&D Agreement and any conflicts of interest which have risen with regards to Third Party Compounds (as defined hereunder) developed and any Third Party License (as defined hereunder) granted since the last Reporting Date ("CONFLICTS OF INTEREST"). Matrix will provide Company with general details of such Conflicts of Interest, which do not harm the rights of third parties with regards to such activities.

      12.2 Notwithstanding anything to the contrary, in the event that Matrix developed other compound, including for third party (the "THIRD PARTY"), for the use in fields other than the Non Compete Field and, granted the Third Party a license and/or right for the use of such compound in such other field, and during the research program of such compound a potential therapeutic value of such compound in the Non Compete Field was incidentally discovered ("THIRD PARTY
            COMPOUND"), Matrix may grant the Third Party license for the commercialization of such compound in the Non Compete Field (the "THIRD PARTY LICENSE") and the Company shall not be entitled to any interests or rights in such Third Party Compound, and such Third Party Compound shall not be included in the License.

      12.3 Any new Intellectual Property Rights developed, made, conceived or created by the Company alone (including through third party contractors) containing any inventions, innovations and other improvements, resulting from the Compounds and/or Licensed Products, and/or are deriving from and/or containing the Compounds and/or the Licensed Products, and/or regarding the algorithm for development of the Compounds and/or the Licensed Products shall be owned fully and exclusively by Matrix, and shall be subject to the License granted hereunder.

      12.4 In the event both Matrix and the Company have each made a contribution to the development of New Developments, any registration of such New Developments ("NEW DEVELOPMENT APPLICATION") shall name Matrix as owner, and such New Development Application shall be regarded to as an integral part of the License and the Agreement. Matrix undertakes to bear all costs involved with regards to such patents, subject to Section 9.

      12.5 For the avoidance of doubt, any new Intellectual Property Rights developed made, conceived or created by the Company alone and not owned by Matrix pursuant to Section 12.3 above shall be owned fully and exclusively by the Company.

13    ASSIGNMENT

      This Agreement cannot be assigned by either party without the prior written consent of the other party. In any event, an assignment will be permitted only if the assignee agrees in writing to be bound by all the terms and conditions of this Agreement. Notwithstanding the above, the Agreement or any part thereof can be assigned:

      13.1 By Matrix, provided that Matrix shall incorporate terms and conditions into its assignment agreements sufficient to enable the providing of services and support with regards to the Compounds at a standard not less then those provided to Company by Matrix according to this Agreement and the R&D Agreement and the assignee must provide that the obligations of Matrix under this Agreement shall be binding upon itself as if it were a party to this Agreement, and provided further that the assignee will have all the required abilities (and not less than the abilities of Matrix), including, but not limited to, know how, personnel and equipment enabling it to fully fulfill Matrix's on going obligations hereunder and under the R&D Agreement; and/or

      13.2 By Company to its Subsidiary or a Qualified Entity, provided that the Company shall incorporate terms and conditions into its assignment agreements sufficient to enable the Company to comply with this Agreement, and the assignee must provide that the obligations of the Company under this Agreement shall be binding upon itself as if it were a party to this Agreement, including automatic back to back termination of its agreement, upon termination of this Agreement subject to Section y17 hereunder, and/or the R&D Agreement.

14    COVENANATS OF MATRIX

      14.1 The Company does not assume any obligation of Matrix to any employee, contractor, supplier of other third party whatsoever, and Matrix shall remain fully and exclusively liable for all of its debts and obligations.

      14.2 Following the Closing, Matrix undertakes to notify the Company immediately upon the commencement of any Bankruptcy Event or any other event that could lead to a Bankruptcy Event of Matrix.

      14.3 Matrix is responsible to ensure that all technology and information regarding the Compounds, fully, accurately and clearly documented (the "DOCUMENTATION") will remain, at all times during the License Term, with Matrix, and will not be used or transferred to any third party, subject to the terms of Section 13 above.

      14.4  In case of Bankruptcy  Event of Matrix  according to  sub-paragraphs
            (iii) or (iv) of Section 1.2, if such circumstances were not removed within 30 days, or upon the occurrence of the circumstances detailed in Section 14.5.2, the Company shall have the option to purchase the Compounds free and clear of any Liens at a price approved by an independent accountant, detailing all the direct costs incurred by Matrix for the purchase or development of the Compounds, ("OPTION PRICE") within 15 days of such event ("PURCHASE OPTION"). The Company may inform Matrix of its decision to exercise the Purchase Option within fifteen (15) days after the receipt of the Option Price.

            If the Company shall inform Matrix of its decision to exercise such Purchase Option within the above time period, the provisions of
            Section 14.5 hereunder shall apply to such sale, mutatis mutandis.

            If the Company shall not inform Matrix of its decision to exercise such Purchase Option within the above time period, Matrix shall be free to sell the Compounds to any third party at a price not lower then the Option Price.

      14.5 The Company shall have the right of first refusal to purchase the algorithm for development of the Compounds and any Matrix
            Intellectual Property required for the exploitation of such algorithm for development of compounds for the Field, including, without limitation, any patents and patents applications (the "ROFR ASSETS") within 60 days from the occurrence of any of the following events (the "PURCHASE ROFR"):

            14.5.1 Bankruptcy Event of Matrix.

            14.5.2 if any execution,  sequestration, or any other process of any court becomes enforceable against Matrix or if any such process is levied on the rights under this Agreement or upon any of the monies due to Matrix and is not released or satisfied by Matrix within 60 days thereafter, or if any resolution is passed or order made or other steps taken for the winding up, liquidation or other termination of the existence of Matrix.

            14.5.3 if  Matrix  ceases to carry on its  business  or  failure  of
                  Matrix to approve or implement, during a period of three (3) months, any services required by it pursuant to the R&D Agreement.

            Within thirty (30) days from the occurrence of any of the above events Matrix shall provide the Company with written report, detailing the purchase price of the Option Assets (the "ROFR PRICE").

            The Company may inform Matrix of its decision to exercise the Purchase ROFR within thirty (30) days after the receipt of the ROFR Price for the ROFR Assets.

            If the Purchase ROFR shall be exercised, the parties shall convene at a time to be coordinated between them, but no later than seven
            (7) business days after receipt of Matrix approval to the notice of exercise of the Purchase ROFR, at the offices of the Matrix's counsel, and shall consummate the transaction contemplated hereby, namely the transfer of all of the ROFR Assets, free and clear of any Liens, to the Company (including by providing all relevant documentation and files, materials and other information related to the ROFR Assets) against the payment by the Company to Matrix of the ROFR Price. To effect such transfer, Matrix further agrees to sign and deliver all deeds, bills of sale, endorsements, consents, assignments and other good and sufficient instruments of conveyance and assignment as the Company may reasonably request as necessary or appropriate to vest in the Company all right, title and interest in, to the ROFR Assets.

            If the Company shall not inform Matrix of its decision to exercise the ROFR within the above time period, Matrix shall be free to sell the ROFR Assets to any third party at a price not lower then the ROFR Price and with other terms not less favorable Matrix than the terms set forth herein. Any sale of the ROFR Assets after 120 days from the date of the initial offer to the Company hereunder shall be again subject to Matrix's right of first refusal pursuant to the provisions of this Section. Notwithstanding the above, Matrix shall not sell the ROFR Assets under terms that may, as can reasonably be foreseen by it, damage the rights of the Company according to this Agreement.

            Notwithstanding anything to the contrary above, if Matrix succeeds in carrying on its business in counter of the events stated in
            Section 14.5.1-14.5.3 and no foreseeable damages can be seen to the rights of the Company under the Agreement (including the R&D Agreement) and to Matrix's foreseeable ability to fully fulfill its ongoing obligations under the Agreement (including the R&D Agreement), the Purchase ROFR shall be cancelled and all Compounds and ROFR Assets shall remain the sole property of Matrix according to the terms of this Agreement. For the avoidance of doubt, when foreseeable damages can be seen and notwithstanding the above, the provisions of this Section shall apply.

      14.6 Matrix shall immediately advise the Company, in writing, of the occurrence of any of the events set forth in Section 14.2 above, or any other circumstances that may result in such event.

      14.7 Matrix shall reasonably assist the Company with its fund raising activities, provided the Company shall bear all costs involved with the participation of Matrix staff in such activities. The Company shall update Matrix, on a current basis but not later than December 31st, 2005, regarding the progress and status of its fund raising activities.

      14.8 Matrix shall deliver to the Company and the Steering Committee, on each Reporting Date, copies of all the Documentation. In addition, Matrix shall deliver to the Steering Committee any reports and other information as shall be requested by the Steering Committee from time to time.

15    COVENANTS OF THE COMPANY

      15.1 Without derogation from the provisions of Section 9 above, during the License Term the Company shall be fully responsible for the development, marketing, support and maintenance of the Licensed Products and the Compounds, at its own expense, and Matrix shall have no obligation with the same other than the obligations specifically referred to in this Agreement or the R&D Agreement.

      15.2 Matrix does not assume any obligation of the Company to any employee, contractor, supplier of other third party whatsoever, and Company shall remain fully and exclusively liable for all of its debts and obligations.

      15.3  Following   the  Closing,   Company   undertakes  to  notify  Matrix
            immediately upon the commencement of any Bankruptcy Event or any other event that could lead to a Bankruptcy Event of Company.

      15.4 During the License Term, the Company shall provide Matrix with a full and detailed written report of the Net Sales and the Net Rights Income of the Licensed Product and the Compounds in each Reporting Period, not later than 30 days after the end of each Reporting Period.

      15.5 The Company shall maintain complete and accurate records relating to the Net Sales and Net Rights Income during the License Term, which records shall contain sufficient information to permit Matrix to confirm the accuracy of any reports and Royalties delivered to it by the Company and the Company's compliance in other respects with its obligation pursuant to the License granted to it under this Agreement. The Company shall retain such records for at least seven
            (7) years, during which time Matrix and its appointed agents, shall have the right, not more than once a year, at Matrix's expense and subject to the provisions of Section 16 hereunder, to inspect and audit such records and other records relating to the Company's customers. Notwithstanding the above, if such audits reveal a discrepancy of more than 10% between the Royalties paid by the Company to Matrix and the actual royalty amounts payable hereunder, the Company will bear the reasonable costs of such audit (including auditor's fee, travel and accommodation costs) and shall pay Matrix a penalty amounting to twice the discrepancy amount.

      15.6 The Company shall comply with all local, state, federal, and international laws and regulations relating to the development, performance, production, manufacture, use, marketing and sale of the Licensed Products and the Compounds during the License Term.

      15.7 For the License Term, the Company may reasonably use the name of Matrix solely for the purpose of raising funds for the realization of the terms set forth in the Agreement and the R&D Agreement.

      15.8 To the extent commercially feasible and consistent with prevailing business practices, the Company shall mark, and shall cause its Affiliates and Sub-Licensees to mark, all Licensed Products and the Compounds with the number of each issued patent that applies to such Licensed Product and/or the Compounds.

      15.9 At any time after the completion of a specific Stage of Development, and at least 60 days prior to commencement of the next Stage of Development by the Company as detailed in Exhibit 5.1 hereto, Matrix shall be entitled to inform the Company, in writing, that it wishes to invest in the Company the funding required by the Company for the conduct of the next Stage of Development (the "INVESTMENT"). In such event, the Company shall inform Matrix, in writing, within the following 7 days, of the investment terms offered by the Company to investors at such time (including the securities offered and their price) (the "COMPANY'S NOTICE"). Matrix shall then be entitled, within 7 days after the receipt of the Company's Notice, to invest in the Company the Investment, on the terms specified in the Company's Notice, and such Investment shall be used by the Company only for the purposes of financing the next Stage of Development. Notwithstanding the above, the Company may refuse to accept such funds only if either party notifies of its desire to terminate the License hereunder, under the terms hereof.

      15.10 The Company shall deliver to the Steering Committee any reports and other information as shall be requested by the Steering Committee from time to time.

      15.11 Company  shall  immediately  advise  Matrix,  in  writing,   of  the
            occurrence of any of the events set forth in Section y15.3 above, or any other circumstances that may result in such event.

      15.12 In the invitation and proxy statement to the second (annual or other) meeting of the shareholders of the Company following the Closing Date, that shall be duly and validly convened, the Board of Directors of the Company shall convene the meeting and recommend to the shareholders of the Company (and bring the matter to their vote) to cancel the power granted to the Board of Directors of the Company in Article IV of the Company's Certificate of Incorporation, to designate and issue new series of shares of preferred stock (the "BLANK CHECK AUTHORIZATION"). For the avoidance of doubt, no assurance is made by the Company that the shareholders of the Company shall adopt such recommendation to cancel the Blank Check Authorization.

16    CONFIDENTIALITY

      16.1 For purposes hereof, "CONFIDENTIAL INFORMATION" means any and all Matrix Intellectual Property Rights including with regards to the Licensed Products and/or the Compounds, the Company's Intellectual Property Rights, the terms and conditions of this Agreement, and any and all oral, written, electronic or other communications and other information disclosed or provided by one party to the other, including  any and all  analyses  or  conclusions  drawn or  derived therefrom regarding this Agreement, and information developed or disclosed hereunder, or any party's raw materials, processes, formulations, analytical procedures, methodologies, products, samples and specimens or functions, excluding (i) information possessed by a party prior to receipt from the other party, other than through prior disclosure by such party; (ii) published or available to the general public otherwise than through a breach of this Agreement; (iii) obtained by the party from a third party with a valid right to disclose it, provided that said third party is not under a confidentiality obligation to the first party; (iv) independently developed by employees, agents or consultants of such party; (v) is required to be disclose under applicable laws
            (including securities laws) or regulations, or by an order of a competent judicial body, all (i) to (v) which can be proven by written records.

      16.2 Each party shall keep and use all of the Confidential Information in confidence and will not, without the other party's prior written consent, disclose any Confidential Information to any person or entity, except reasonably to those of its officers, servants, employees and agents who require said Confidential Information in performing their obligations under this Agreement, all subject to such party's rights to use such Confidential Information in furtherance of the purposes set forth in this Agreement. Each of the parties covenants and agrees that it will initiate and maintain an appropriate internal program limiting the internal distribution of the Confidential Information to its officers, servants, employees or agents and to take the appropriate non-disclosure agreements from any and all persons who may have access to the Confidential Information.

      16.3 In the event that a party is required by judicial or administrative process to disclose any or all of the Confidential Information, such party shall promptly notify the other party and allow the other party reasonable time to oppose such process before disclosing any Confidential Information.

      16.4 For the avoidance of doubt, the provisions of this Section 16 shall not limit, in any way whatsoever, the Company's right to use the Compounds according to the License granted to it hereunder.

17    TERMINATION

      17.1 The Company shall have the right to terminate this Agreement, for any reason, upon at least six (6) months prior written notice to Matrix.

      17.2 The Company may, at its option, terminate this Agreement immediately on the happening of any one or more of the events detailed in
            Section 14.5 above and/or upon a material breach by Matrix of this Agreement and/or the R&D Agreement by delivering notice in writing to that effect to Matrix, and provided, that prior written notice of at least 120 days was delivered to Matrix with respect to any material breach or of 30 days on the happening of any one or more of the events detailed in Section 14.5 above, and during said period such event were not cured.

      17.3 Matrix may, at its option, either terminate this Agreement or convert the License granted pursuant to this Agreement into a non-exclusive License, on the happening of one or more of the following events and/or the events detailed in Section 15.2, provided prior written notice of 120 days was delivered to the Company upon the occurrence of any of the events detailed in this Section other than the events detailed in Sub-Sections 17.3.4,
            17.3.5 and 17.3.6 for which prior written notice of 30 days was delivered to the Company and during said period such default was not cured and for the event stated in Section 17.3.1 no prior notice shall be required and Matrix shall be entitled to automatically terminate the Agreement, with no need of prior written notice:

            17.3.1 If the Company did not deliver to Matrix  until the  Exercise
                  Date an Exercise Notice and a written notice confirming that the Company has secured sufficient funding in the amount of not less than US$240,000 for the First Stage of Development and the Second Stage of Development, in addition to the Advance.

            17.3.2 the Company fails to pay or timely pay any payment payable by it pursuant to the Agreement and/or the R&D Agreement;

            17.3.3 the Company fails to pay or timely pay any Milestone  Payment or Royalties;

            17.3.4 Bankruptcy Event of the Company; or

            17.3.5 if any execution,  sequestration, or any other process of any court becomes enforceable against Company or if any such process is levied on the rights under this Agreement or upon any of the monies due to Company and is not released or satisfied by Company within 60 days thereafter, or if any resolution is passed or order made or other steps taken for the winding up, liquidation or other termination of the existence of Company.

            17.3.6 if Company ceases to carry on its business.

            17.3.7 material  breach by Company of this Agreement  and/or the R&D
                  Agreement.

            17.3.8 if the  Company  fails to complete  any Stage of  Development within the timeframe detailed in Exhibit 5.1, as amended from time to time by the Steering Committee; or

            17.3.9 fails  to   commence   and  fully  fund  the  next  Stage  of
                  Development after the applicable Period Between Stages ended.

            Notwithstanding the above, (i) if Matrix failed to comply with any of the material terms of the R&D Agreement, the provisions of this Section shall not apply to Section 17.3.8 and 17.3.9, and Matrix shall not be entitled to terminate the License; and (ii) if a certain Milestone was not achieved according to this Agreement and the R&D Agreement Program, and the Steering Committee has determined that notwithstanding such failure, the R&D Program shall continue for an additional 9 months according to Section y6.3.6 above, Matrix shall be entitled to provide notice of termination to the License only following such period.

      17.4 Upon the early termination of this Agreement, the Company, may complete and sell any work-in-progress and inventory of Licensed Products and/or Compounds that exist as of the effective date of termination, provided that the Company shall complete and sell all work-in-progress and inventory of Licensed Products and/or the Compounds within six (6) months after the effective date of termination. In no event shall termination of this Agreement release the Company from the obligation to pay any amounts that became due on or before the effective date of termination. For avoidance of doubt it is made clear that termination of this Agreement and/or the R&D Agreement by Matrix shall automatically terminate any agreement Company has signed with Affiliates, Sub-Licensees or other third parties including with regards to the Services according to the R&D Agreement, Licensed Products, Compounds or any other matters relating to this Agreement and/or the R&D Agreement, unless Matrix has notified Company otherwise.

      17.5 Upon termination of the Agreement by the Company pursuant to Sections 17.1 or 17.2 above, or if the Company fails to exercise the Option until the Exercise Date, Matrix shall be free to commercialize the Compounds and/or Licensed Products, provided however, that the Company shall be entitled to receive, from and after the date of termination of this Agreement, such share in all revenue, monies, receipts, royalties and other consideration received by Matrix, directly or indirectly, from such commercialization, including the Advance, if no milestone payment has been paid (the "MATRIX'S Revenues"), to be determined based on the following formula:

                                   C = R*P*A/T

            where: "C" is the amount to be paid to the Company by Matrix; "R" is Matrix's Revenues actually received by Matrix; "P" is a percentage to be determined as follows: if the termination of the Agreement results from the cessation of the Company to conduct the R&D Program, and such cessation is the result of the increase of 20% or more in the actual costs associated with the relevant Stage of Development in excess of the projected costs as set forth in the Budget attached to this Agreement such percentage will be 100%, otherwise such percentage will be 85%; "A" are the actual Milestone Payments paid to Matrix pursuant to this Agreement until the termination date, or the Advance - if no Milestone Payment has been paid; and "T" are the total Milestone to which Matrix shall have been entitled hereunder if the Company would have successfully met all Milestones.

            Notwithstanding the above, if the Option is not exercised by the Company until the Exercise Date, Matrix shall be entitled to repay the Advance to the Company within sixty (60) days after the Exercise Date, and, in such event, this Agreement shall automatically terminate including Matrix's obligations pursuant to this Section 17.5.

      17.6 Payments to the Company pursuant to this Section shall be paid in cash payment in U.S. dollars payable by means of a wire transfer to a bank account designated by the Company, within 30 days after the end of each Reporting Period. Matrix shall be obliged to maintain records, provide reports to the Company and allow the Company to inspect its books and records, and the provisions of Sections 15.4 and 15.5 hereto shall apply, mutatis mutandis.

      17.7  The provisions of Sections 11, 12.3, 12.4, 12.5, 16, 17.4, 17.5, 19,
            20, 21 and 22 shall survive the termination of this Agreement.

18    CLOSING; CONDITIONS TO CLOSING

      This Agreement shall become effective upon a closing (the "CLOSING"), which shall take place at the law offices of Ori Rosen & Co., of 1 Azrieli Center, Tel Aviv 67021, at 12:00 on January 3, 2006, or at such other time or place as the parties may agree. Such time and date of Closing are herein referred to as the "CLOSING" and the "CLOSING DATE". At the
      Closing:

      18.1  Matrix shall deliver to the Company:

            18.1.1 a duly executed copy of resolutions of its Board of Directors and consents and waivers of its stockholders and shareholders, in the forms attached in EXHIBIT 18.1.1;

            18.1.2 a  legal  opinion  of  Gross.  Kleinhendler,  Hodak,  Halevy,
                  Greenberg & Co., counsel to Matrix, in the form attached hereto as EXHIBIT 18.1.2, duly signed and addressed to the Company and dated as of the Closing Date;

            18.1.3 a  Certificate  of Good  Standing  of Matrix  executed by the
                  Secretary of the State of Delaware and dated not later than two business days before the Closing Date;

            18.1.4 The  Research  and  Development  Agreement,  in the  form  of
                  EXHIBIT 18.1.4 (the "R&D AGREEMENT"), signed and executed by Matrix;

            18.1.5 Certificate  of  compliance  in the  form  acceptable  to the
                  Company.

            18.1.6 [Omitted].

            18.1.7 An executed Tri Party  Agreement in the form attached  hereto as EXHIBIT 18.1.7.

            18.1.8 The executed NSCI Letter.

      18.2  The Company shall deliver to Matrix:

            18.2.1 a duly executed copy of resolutions of its Board of Directors in the form attached in EXHIBIT 18.2.1;

            18.2.2 the balance of the Advance.

            18.2.3 the R&D Agreement, signed and executed by the Company.

            18.2.4 a Certificate of Good Standing of the Company executed by the
                  Secretary of the State of Delaware and dated not later than two business days before the Closing Date.

            18.2.5 Certificate of compliance in the form acceptable to Matrix.

            18.2.6 a legal  opinion  of David  Lubin &  Associates,  counsel  to
                  Company, in the form attached hereto as EXHIBIT 18.2.6, duly signed and addressed to the Company and dated as of the Closing Date.

      18.3 The obligation of the Company to consummate the Closing is subject to the satisfaction or waiver by the Company of the following further conditions:

            18.3.1 No proceeding  challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or Governmental Agency and be pending.

            18.3.2 No  provision  of any  applicable  law or  regulation  and no judgment, injunction, order or decree shall prohibit or materially alter the consummation of the Closing.

            18.3.3 Matrix shall have performed all of its obligations  hereunder required to be performed on or prior to the Closing Date, and the representations and warranties of Matrix contained in this Agreement or any Ancillary Agreement at the time of their execution and delivery and in any agreement, document, certificate or other writing delivered by Matrix pursuant hereto shall be true at and as of the Closing Date, as if made at and as of such date.

            18.3.4 The Company shall have received all closing  documents listed in this Agreement duly signed, and any others that it may reasonably request, all in form and substance reasonably satisfactory to the Company.

            18.3.5 The Company  completed legal,  financial and professional due diligence of Matrix, to the Company's full satisfaction, in its sole discretion.

            18.3.6 Between  the date of this  Agreement  and the  Closing  Date, there shall not have occurred any change with respect to the business, assets, properties, condition (financial or otherwise), results of operations or prospects of Matrix which would result in or would be reasonably likely to have a material adverse effect on Company's rights under this Agreement.

      18.4  The obligation of Matrix to consummate the Closing is subject to the
            satisfaction   or  waiver  by  Matrix  of  the   following   further
            conditions:

            18.4.1 No proceeding  challenging this Agreement or the transactions contemplated hereby or seeking to prohibit, alter, prevent or materially delay the Closing shall have been instituted by any Person before any court, arbitrator or Governmental Agency and be pending.

            18.4.2 No  provision  of any  applicable  law or  regulation  and no judgment, injunction, order or decree shall prohibit or materially alter the consummation of the Closing.

            18.4.3 The Company  shall have  performed in all respects all of its obligations hereunder required to be performed by it at or prior to the Closing Date;

            18.4.4 The  representations  and warranties of the Company contained in this Agreement and in the Company Ancillary Agreements at the time of their execution and delivery and in any agreement, documents, certificate or other writing delivered by the Company pursuant hereto shall be true in all respects at and as of the Closing Date, as if made at and as of such date;

            18.4.5 Matrix shall have  received the closing  documents  listed in this Agreement and any other documents that it may reasonably request, all in form and substance reasonably satisfactory to Matrix.

            18.4.6 Between  the date of this  Agreement  and the  Closing  Date, there shall not have occurred any change with respect to the business, assets, properties, condition (financial or otherwise), results of operations or prospects of the Company which would result in or would be reasonably likely to have a material adverse effect. 18.5 Within 21 business days after the Closing Matrix shall deliver an executed Consulting Agreement with Dr. Marcel Thurk, in the form acceptable to the Company.

19    NOTICES

      Any offer, notice, response or other communication required or authorized to be given by any Party under this Agreement to the other Party shall be in writing and shall be personally delivered, sent by facsimile transmission (with a copy by ordinary mail in either case) or dispatched by courier addressed to the other party at the address stated below or such other address as shall be specified by the parties hereto by notice in accordance with the provisions of this Section. Any notice shall operate and be deemed to have been served, if personally delivered or sent by fax on the next following business day, and if by courier, on the fifth following business day. Addresses for the purposes of this Section are as follows:


      To Matrix:   15 Berkeley Street
                   London W1J8DY
                   United Kingdom
            with a copy to (which shall not constitute service of process on):

            Gross, Kleinhendler, Hodak, Halevy, Greenberg & Co., Law Offices 1 Azrieli Center, Tel Aviv 67021, Israel
            Fax: 972-3-6074444
            Attn: Mr. Nitzan Hirsch-Falk, Adv.

      To the Company:

            SafeTek International Inc.
            23 Aminadav St., Tel Aviv 67898, Israel
            Fax:  972-3-5613465
            Attn: Dr. Shay Goldstein

            with a copy to (which shall not constitute service of process on):

            Ori Rosen & Co., Law Offices
            1 Azrieli Center, Tel Aviv 67021, Israel
            Fax: 972-3-6074701
            Attn: Mr. Ori Rosen, Adv.

20    ARBITRATOR AND ARBITRATION

      20.1 In the event of any dispute to be resolved by the Scientific Arbitrator pursuant to Section 6.5 above, the parties, by mutual consent, shall designate a person, not affiliated with either party, of recognized stature in the scientific area or discipline in which such dispute arises as the "SCIENTIFIC ARBITRATOR" for such dispute. For the avoidance of doubt, it is expressly recognized that the Scientific Arbitrator for one dispute will not necessarily be the Scientific Arbitrator for any other dispute.

      20.2 The scientific arbitration shall take place in Tel Aviv, in the Hebrew language. The Scientific Arbitrator shall be exempt from the civil procedure rules and the rules of evidence, but shall be bound by substantive law and by the duty of citing grounds for his ruling, and he shall have to hand down his decision with respect to the dispute within 30 days from the date on which the dispute was submitted to him. The execution of this Agreement by the parties shall be deemed the execution of an arbitration agreement.

      20.3 Each of the parties hereby undertakes to collaborate with the Scientific Arbitrator and to comply with any reasonable request therefrom, including but not limited to furnishing the Scientific
            Arbitrator with information, documents, reports and any other relevant written material and attending any meetings set by the Scientific Arbitrator regarding the addressed issues.

21    GOVERNING LAW AND JURISDICTION

      This Agreement shall be subject to the laws of the State of Delaware, without regard to the conflict of laws provisions thereof, and all disputes which may arise our of or in connection with this Agreement, other than disputes to be resolved by the Scientific Arbitrator pursuant to Section 20 above, shall be subject to the exclusive jurisdiction of the courts of the State of Delaware.

22    MISCELLANEOUS

      22.1  Each  party  will  bear  its  own  costs  in  connection   with  the
            transactions contemplated hereunder, including attorney's fees and expenses.

      22.2 Each party has reviewed with its own tax advisors the federal, state, local and foreign tax consequences of the transactions contemplated by this Agreement, including the issuance of the Shares to the extent issued. Each party is relying solely on such advisors and not on any statements or representations of the other party or any of its agents. Each party understands that it shall be responsible for any tax liability that may imposed on it under applicable law as a result of the transactions contemplated by this Agreement. In the event that pursuant to any law or regulation, tax is required to be withheld at source, said tax may be withheld, unless proper certification approving such tax should not be withheld is provided.

      22.3 Subject to the terms and conditions of this Agreement, each party will use its commercially reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary or desirable under applicable laws and regulations to consummate the transactions contemplated by this Agreement. Each party agrees to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

      22.4 If Party's failure to comply with any terms of the Agreement and/or the R&D Agreement is due to causes beyond the control of the such party, including, without limitation, acts of God, fire, flood, strike, lockout, factory shutdown, act of civil or military authority, priority request, order of any applicable government or any department or agency thereof, insurrection, riot, war, embargo, or inability to obtain labor or materials from its usual sources, such failure shall not be regarded to as breach by that party of the Agreement and/or the R&D Agreement. 22.5 This Agreement constitutes the entire agreement between the parties with respect to its subject matter and supersedes all prior agreements or understandings between the parties relating to its subject matter.

      22.6 This Agreement may be amended, supplemented, or otherwise modified only by means of a written instrument signed by both parties. Any waiver of any rights or failure to act in a specific instance shall relate only to such instance and shall not be construed as an agreement to waive any rights or fail to act in any other instance, whether or not similar.

      22.7 In the event that any provision of this Agreement shall be held invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect any other provision of this Agreement, and the parties shall negotiate in good faith to modify the Agreement to preserve (to the extent possible) their original intent.

      22.8 Nothing contained herein shall be deemed or construed to create between the parties hereto a partnership or joint venture. No party shall have the authority to act on behalf of any other party, or to commit any other party in any manner or cause whatsoever or to use any other party's name in any way not specifically authorized by this Agreement. No party shall be liable for any act, omission, representation, obligation or debt of any other party, even if informed of such act, omission, representation, obligation or debt.

      22.9 This agreement cannot be assigned by either party other then according to the undertakings set forth in Section y13 herein.

      22.10 All headings are for convenience only and shall not affect the meaning of any provision of this Agreement.

      22.11 All remedies, either under this Agreement or by law or otherwise afforded to any of the Parties, shall be cumulative and not alternative.

      22.12 This Agreement may be executed in any number of counterparts, each of which shall be deemed an original and enforceable against the Parties actually executing such counterpart, and all of which together shall constitute one and the same instrument.

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed by their duly authorized representatives.

Safetek International, Inc.                        Matrix Pharma Inc.

By: /s/ Shay Goldstein                             By: /s/ Sion Balass
    ----------------------                             -------------------
    Name: Shay Goldstein                               Name: Sion Balass

                                                                                                                         EXHIBIT 5.1


------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                          TIME TILL
                                                                                                                          BEGINNING
       STAGE OF                                                                      ESTIMATED  ESTIMATED  MILESTONE      OF NEXT
STAGE  DEVELOPMENT      MILESTONE                                                    DURATION   COST ($)   PAYMENT ($)    STAGE
------------------------------------------------------------------------------------------------------------------------------------
I*     Oral             o     Successful completion of oral bioavailability                 5M    150,000  [Omitted                0
       bioavailability        studies, conducted by Prof' Varon and                                        pursuant to a
       studies                issuance of a report of the oral                                             request for
                              bioavailability results (written according                                   confidential
                              to FDA standards (TBD by Varon if such                                       treatment and
                              protocols exist)).                                                           filed
                        o     The efficacy and specificity parameters of the                               separately with
                              new oral compounds will be comparable to IV                                  the Securities
                              compound 8-5 (*see attached table 1).                                        and Exchange
                        o     The compound is an API (Active Pharmaceutical                                Commission]
                              Ingredient) according to ICH guidelines
                              (http://www.fda.gov/cder/guidance/4286fnl.htm)

------------------------------------------------------------------------------------------------------------------------------------
II     Pre-clinical     Successful completion of Proof of concept study in                  4M    150,000  [Omitted               6M
       efficacy (POC)   animals: The new compounds were proved, with an accepted                           pursuant to a
       and pre-IND      model, to prevent thrombosis determined by an agreement                            request for
       meeting          with a GMP, FDA approved manufacturer.                                             confidential
                                                                                                           treatment and
                                                                                                           filed separately
                                                                                                           with the
                                                                                                           Securities and
                                                                                                           Exchange
                                                                                                           Commission]
------------------------------------------------------------------------------------------------------------------------------------


------------------------------------------------------------------------------------------------------------------------------------
III    Pre-clinical     Successful completion of pre-clinical studies determined           12M    950,000  [Omitted              12M
       studies and      by approval of IND.                                                                pursuant to a
       approval of IND                                                                                     request for
                                                                                                           confidential
                                                                                                           treatment and
                                                                                                           filed separately
                                                                                                           with the
                                                                                                           Securities and
                                                                                                           Exchange
                                                                                                           Commission]
------------------------------------------------------------------------------------------------------------------------------------
IV     Phase I studies  Successful completion of Phase I determined by approval of         12M  1,200,000  [Omitted              12M
                        the FDA to start phase II.                                                         pursuant to a
                                                                                                           request for
                                                                                                           confidential
                                                                                                           treatment and
                                                                                                           filed separately
                                                                                                           with the
                                                                                                           Securities and
                                                                                                           Exchange
                                                                                                           Commission]
------------------------------------------------------------------------------------------------------------------------------------
V      Phase IIa        Successful completion of Phase IIa,                                12M  1,000,000  [Omitted
                        determined by approval of the FDA to start  phase II/III                           pursuant to a
                                                                                                           request for
                                                                                                           confidential
                                                                                                           treatment and
                                                                                                           filed separately
                                                                                                           with the
                                                                                                           Securities and
                                                                                                           Exchange
                                                                                                           Commission]
------------------------------------------------------------------------------------------------------------------------------------

----------------
*     If these results are not met, Matrix will pay all the cost of further development above 165,000$ in total (including the cost up to that stage).

TABLE 1. Properties of selected thrombin inhibitors


                      Selected inhibitors from cycles 7-8            Reference inhibitors
                  -------------------------------------------  ---------------------------------
Values                7-1     7-4      7-8       8-1      8-5  Argatroban      NAPAP  Melagatran
------------------------------------------------------------------------------------------------
Ki [KM]
 Human thrombin     0.080   0.009    0.056     0.008    0.003       0.038      0.009       0.006
 Bovine thrombin    0.150   0.021    0.073     0.013   0.0072       0.019      0.006      0.0036
 Trypsin           >1,000  >1,000   >1,000    >1,000   >1,000       4.250        690       0.004
 FactorXa          >1,000  >1,000   >1,000    >1,000   >1,000         210        7.9         9.4
 Factor XIla           --* >1,000   >1,000    >1,000   >1,000      >1,000        450        10.4
 Urokinase         >1,000  >1,000   >1,000    >1,000   >1,000      >1,000        230         7.9
 Plasmin           >1,000  >1,000   >1,000    >1,000   >1,000         600         30         1.4
 Plasma kallikrein     --  >1,000   >1,000    >1,000   >1,000      >1,000         14        0.69
Icon aM
 Thrombin time       0.24   0.034     0.24     0.040    0.040       0.062      0.045       0.015
 aPTT                 6.0     1.0      2.8      0.95     0.60        0.42       0.50        0.24
 Prothrombin time      14     2.0       --       2.0     1.45        0.66        1.0        0.37
 Toxicity [%]
 HeLa [30 kM]           0       0        0       1.7        0          --         --          --
 HeLa (200 gM)       17.1      --        0       5.0      2.9          --         13          12
 Hemolysis             10      --       <2        <2       <2          --         --          --
ACME
 SPB, %                59      39        2        22       29          --         86           7
 Metabolic Stab, %     88      80       92        70       76          --         97          93
 Solubility, 200 gM 197.9      --      200       200      200          --         --          --

------------------------------------------------------------------------------------------------

ADME, absorption, distribution, metabolism, elimination: SPB, serum protein binding; P-IC200, inhibitor concentration doubling the respective clotting time; TT, thrombin time; aPTT, activated partial thromboplastin time.
* Not measured.